EXHIBIT 10.20


THIRD AMENDMENT TO AMENDED AND RESTATED CONSIGNMENT AGREEMENT


     This THIRD AMENDMENT TO AMENDED AND RESTATED CONSIGNMENT AGREEMENT ("Third Amendment") is made and entered into this 15 day of November 1994 (the "Closing Date"), by and between RHODE ISLAND HOSPITAL TRUST NATIONAL BANK, a national banking association with its principal office at One Hospital Trust Plaza, Providence, Rhode Island 02903 ("Consignor") and TOWN & COUNTRY CORPORATION, a Massachusetts corporation ("T&C"), TOWN &
COUNTRY FINE JEWELRY GROUP, INC., a Massachusetts corporation ("Group"), L.G. BALFOUR COMPANY, INC., a Delaware corporation ("Balfour"), and GOLD LANCE, INC., a Massachusetts corporation ("GLI") (T&C, Group, Balfour and GLI are herein referred to, jointly and severally, as "BUYER").

BACKGROUND

     A. Buyer and Consignor are parties to that certain Amended and Restated Consignment Agreement dated as of May 14, 1993 (as it has been amended from time to time, the "Existing Consignment Agreement") and certain related security and other documents (collectively, the "Consignment Documents") pursuant to which Consignor has provided Buyer with a gold consignment facility.

     B. Buyer and Consignor desire to amend and modify the terms of the Existing Consignment Agreement in certain respects.

     C. In order to document these amendments and modifications, Consignor and Buyer have agreed to enter into this Third
Amendment.

     NOW, THEREFORE, incorporating the foregoing Background by reference, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Consignor and Buyer agree as follows:

AMENDMENTS TO EXISTING AGREEMENT

     1. The definition of "Consignment Limit" contained in Section 1 of the Existing Consignment Agreement is hereby deleted in its entirety and a new definition is hereby added as follows:

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          "Consignment Limit" shall mean the least of:

          (a) (i) prior to December 1, 1994, thirty-one thousand (31,000) troy ounces of fine gold; (ii) as of December 1, 1994, twenty-four thousand five hundred (24,500) troy ounces of fine gold; (iii) as of January 1, 1995, twenty-three thousand seven hundred and fifty (23,750) troy ounces of fine gold; and (iv) as of February 1, 1995 and at all times thereafter, twenty-three thousand (23,000) troy ounces of find [sic] gold;

          (b) subject to provisions of Section 5 hereof, Consigned Precious Metal with a Fair Market Value (or unpaid Purchase Price in the case of Consigned Precious Metal for which the Purchase Price has been agreed but as to which payment has not been received by Consignor) equal to (i) prior to December 1, 1994, Thirteen Million One Hundred Seventy-five Thousand Dollars ($13,175,000); (ii) as of December 1, 1994, Ten Million Four Hundred Twelve Thousand Five Hundred Dollars ($10,412,500); (iii) as of January 1, 1995, Ten Million Ninety-three Thousand Seven Hundred Fifty Dollars ($10,093,750); and
(iv) as of February 1, 1995, Nine Million Seven Hundred Seventy-Five Thousand Dollars ($9,775,000); or

          (c) eighty-three percent (83%) (provided, however, that for a period of 90 consecutive days during the period from December 1, 1994 through February 28, 1995, such percentage shall be eighty five percent (85%)) of Buyer's inventory of Precious Metal (including, for such purpose, Consigned Precious Metal and, for the purposes of paragraph 1 of Section 2 hereof, the Precious Metal requested by Buyer but excluding (i) Precious Metal owned, leased or consigned by any other party (Precious Metal purchased by Buyer pursuant to term receivable or other financing arrangements which remain unpaid shall be included as Consigned Precious Metal), (ii) the amount of Precious Metal necessary to satisfy the aggregate Precious Metal equity requirements of other consignors,
(iii) Precious Metal included in Balfour Purchased Inventory or the Zale Consigned Inventory (as each such term is defined in the Intercreditor Agreement), and (iv) the amount of Buyer's Precious Metal, if any, outstanding in the possession of foreign Subsidiaries or foreign sales representatives in excess of the amount permitted by Section 12(h) hereof.

ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

     2. Within one week of submission to the Buyer from Consignor of an invoice therefore, Buyer covenants and agrees to deliver to Consignor a check made payable to Consignor in an amount equal to the attorneys fees and costs incurred by Consignor in connection with the negotiation and preparation of this Third Amendment.

     3. To induce Consignor to enter into this Third Amendment, Buyer hereby (a) represents and warrants to Consignor that on and as of the date hereof, Buyer is not in material default of any covenant set forth in the Existing Consignment Agreement, and (b) except as disclosed in writing to Consignor contemporaneously with Buyer's execution hereof, restates as of the date hereof and incorporates herein by reference all representations and warranties set forth in the Existing Consignment Agreement.

MISCELLANEOUS

     4. Except as expressly amended herein, the Existing Consignment Agreement shall remain in full force and effect and Buyer and Consignor hereby ratify and confirm their rights, duties, obligations, representations and warranties under the Existing Consignment Agreement.

     5.  Buyer  agrees to take such  further  action to execute  and  deliver to
Consignor  such  additional   agreements,   instruments  and  documents  as  may
reasonably be required to carry out the purposes of this Third Amendment.

     6. This Third Amendment shall be governed and construed in accordance with the substantive laws, and not the law of conflicts, of the State of Rhode Island.

     7. The Third Amendment contains the entire agreement among the parties hereto with respect to the subject matter hereof and may not be modified or changed in any way except in writing signed by all parties.

     IN WITNESS WHEREOF, Consignor and Buyer have caused this Third Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.


                    RHODE ISLAND HOSPITAL TRUST
                    NATIONAL BANK

                    By:_/s/ Jerry Zimmerman________
                       Name:  Jerry Zimmerman
                       Title: Vice President


                    TOWN & COUNTRY CORPORATION

                    By:_/s/ Francis X. Correra ____
                       Name:  Francis X. Correra
                       Title: SVP & CFO


                    TOWN & COUNTRY FINE JEWELRY
                    GROUP, INC.

                    By:_/s/ Francis X. Correra ____
                       Name:  Francis X. Correra
                       Title: VP & Treasurer


                    L.G. BALFOUR COMPANY, INC.

                    By:_/s/ Francis X. Correra ____
                       Name:  Francis X. Correra
                       Title: Executive VP & Treasurer


                    GOLD LANCE, INC.

                    By:_/s/ Francis X. Correra ____
                       Name:  Francis X. Correra
                       Title: Treasurer



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